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                                                                    EXHIBIT 5.1

                 [FORM OF] OPINION OF PRESTON GATES & ELLIS LLP

[Date]


Greenfield Online, Inc.
15 River Road, Suite 310
Wilton, CT  06897

         Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         In connection with the registration of __________ shares of common stock, par value $0.001 per share (the "Common Shares") of Greenfield Online, Inc. ("the Company") with the Securities and Exchange Commission on a Registration Statement on Form S-1 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the Company, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that: The Common Shares being registered are legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,
                                                     Preston Gates & Ellis LLP



                                                     By
                                                              G. Scott Greenburg